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                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Applied Extrusion Technologies, Inc. on Form S-8 of our report dated November 19, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for start up costs in the year ended September 30, 1998), appearing in the Annual Report on Form 10-K of Applied Extrusion Technologies, Inc. for the year ended September 30, 1999.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
June 12, 2000